UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2004

MOSAIC GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9759	36-3492467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Saunders Road Suite 300 Lake Forest, Illinois		60045
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 739-1200

IMC Global Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.      Changes in Control of Registrant.

On October 22, 2004, pursuant to the Agreement and Plan of Merger and Contribution dated as of January 26, 2004, by and among IMC Global Inc. (now known as Mosaic Global Holdings Inc.) (the “Company”), Global Nutrition Solutions, Inc. (now known as The Mosaic Company) (“Mosaic”), GNS Acquisition Corp., Cargill, Incorporated (“Cargill”) and Cargill Fertilizer, Inc., as amended by Amendment No. 1 to Agreement and Plan of Merger and Contribution, dated as of June 15, 2004, and as subsequently amended by Amendment No. 2 to Agreement and Plan of Merger and Contribution, dated as of October 18, 2004 (the “Merger and Contribution Agreement”), (i) GNS Acquisition Corp., a wholly owned subsidiary of Mosaic, merged with and into the Company (the “Merger”), with the Company surviving the Merger and (ii) Cargill and certain of its affiliates (the “Cargill Contributing Corporations”) contributed equity interests in certain entities owning all or substantially all of Cargill’s fertilizer businesses (the “Contribution” and, together with the Merger, the “Transactions”).  Upon completion of the Merger, the Company became a wholly owned subsidiary of Mosaic, resulting in a change of control of the Company.  In addition, at the effective time of the Merger, the Company’s corporate name was changed from IMC Global Inc. to Mosaic Global Holdings Inc.

Pursuant to the Merger, each outstanding share of the Company’s common stock, par value $1.00 per share (“Company Common Stock”), was converted into and became the right to receive one share of common stock, par value $.01 per share, of Mosaic (“Mosaic Common Stock”).  In addition, in the Merger each outstanding share of the Company’s 7.50% Mandatory Convertible Preferred Shares, par value $1.00 per share (“Company Preferred Stock”), was converted into and became the right to receive one share of Mosaic’s 7.50% Mandatory Convertible Preferred Shares, par value $.01 per share.  As consideration for the Contribution, the Cargill Contributing Corporations received shares of Mosaic Common Stock representing approximately 66.5% of the outstanding shares of Mosaic Common Stock (after giving effect to the Transactions), in addition to 5,458,955 shares of Mosaic’s Class B common stock, par value $.01 per share.  Following consummation of the Transactions, the holders of Company Common Stock own approximately 33.5% of the outstanding shares of Mosaic Common Stock.

In addition, as a result of the Merger, trading of shares of Company Common Stock and Company Preferred Stock on the New York Stock Exchange and, in the case of Company Common Stock, on the Chicago Stock Exchange, ceased as of the conclusion of market trading hours on October 22, 2004 and such shares will no longer be registered under the Securities Exchange Act of 1934, as amended.

In connection with the execution of the Merger and Contribution Agreement, Cargill and Mosaic also entered into an Investor Rights Agreement, dated as of January 26, 2004 (the “Investor Rights Agreement”), which was amended on October 22, 2004 to add as parties thereto the Cargill Contributing Corporations other than Cargill.  The Investor Rights Agreement provides for, among other things, Cargill and the Company to designate seven and four director nominees, respectively, with respect to each election of Mosaic’s board of directors during the four-year period following completion of the Transactions.  A copy of the Investor Rights Agreement was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K dated January 27, 2004, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSAIC GLOBAL HOLDINGS INC.

	By:	/s/ Robert M. Qualls
Robert M. Qualls
Vice President and Controller

Date: October 25, 2004